Exhibit 99.1

DIH Announces Third Quarter 2025 Financial Results

NORWELL, MA – February 14, 2025 DIH Holding US, Inc. ("DIH")(NASDAQ:DHAI), a global provider of advanced robotic devices used in physical rehabilitation, which incorporates visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced financial results for the third fiscal quarter ended December 31, 2024.

Recent Highlights

•
Revenue of $15.1 million for the quarter ended December 31, 2024, representing a decline of 21% over the prior year period
•
Device revenue of $11.7 million and service revenue of $3.1 million for the quarter ended December 31, 2024, representing a decline of 26% and growth of 4%, respectively, over the prior year period
•
Revenue decline in Europe, Middle East and Africa (EMEA) and the Americas of 29% and 7%, respectively, over the prior year period
•
Announced collaborations with Nobis Rehabilitation Partners and Zahrawi Group, expanding our distribution network and device integration pipeline
•
Closed on a public offering yielding gross proceeds of approximately $4.6 million before deducting placement agent's fees other offering expenses
•
Reiterated revenue guidance for the fiscal year 2025 to range between $60 and $67 million

“Our third quarter results were in line with our expectations despite facing challenges with import restrictions related to the ongoing conflict between Russia and Ukraine and lower overall European sales volumes. We continue to position the company for future success through upgrades to our commercial organizations while also remaining focused on reaching our year-end revenue targets,” said Jason Chen, Chairman and CEO of DIH. "Interest in our products remains high, as evidenced by multiple recently formed partnerships, and the recent stock offering will enable us to continue working towards fulfilling this order demand. We remain confident for a strong finish through the remainder of fiscal year 2025 and are reiterating our full year revenue guidance range of $60 to $67 million."

Financial Results for the Third Fiscal Quarter Ended December 31, 2024

Revenue for the three months ended December 31, 2024 decreased by $3.9 million, or 20.6%, to $15.1 million from $19.0 million for the three months ended December 31, 2023. The overall decrease was primarily due to a decrease in devices sold of $4.0 million, or 25.6% year over year. The decrease in devices revenue was primarily driven by lower sales volume in EMEA. In EMEA, we sell our equipment through a distributor network across Europe. One of our largest sales partners, which primarily operates in Eastern Europe, has been impacted by wartime import restrictions resulting from the ongoing conflict between Russia and Ukraine. The decrease was offset by a $0.1 million increase in service revenue for the three months ended December 31, 2024 compared to the three months ended December 31, 2023. Other revenue was consistent in the three months ended December 31, 2024 compared to that in the three months ended December 31, 2023. Total revenue in the EMEA and in the Americas decreased by $3.6 million and $0.3 million, respectively, to $8.7 million and $3.5 million for the three months ended December 31, 2024 compared to $12.3 million and $3.8 million for the three months ended December 31, 2023.

The impact due to foreign currency translation gain was $0.2 million for the three months ended December 31, 2024.

Gross profit for the third fiscal quarter ended December 31, 2024, was $7.2 million, a decrease of 30.4% compared to the prior year period. The decrease was driven by a decrease in sales of $3.9 million, primarily in the EMEA region. Cost of sales for the three months ended December 31, 2024 decreased by $0.8 million, or 8.7%, to $7.9 million from $8.6 million for the three months ended December 31, 2023.

Selling, general and administrative expense for the three months ended December 31, 2024 increased by $2.8 million, or 50.6%, to $8.2 million from $5.4 million for the three months ended December 31, 2023. The increase was driven by a $1.1 million increase in employee compensation due to increase in headcount and stock compensation and $1.0 million increase in other overhead costs to support future sales growth. The increase is also attributable to $0.5 million increase in professional service costs in connection with the Company becoming a publicly listed company during the year.

Research and development costs for the three months ended December 31, 2024 increased by $0.1 million, or 7.7%, to $1.8 million from $1.7 million for the three months ended December 31, 2023. The increase was primarily attributable to a $0.2 million increase in the amortization expense related to capitalized software that was ready for its intended use in July 2024. The increase was offset by a $0.1 million decrease in external consulting fees.

Cash and cash equivalents on December 31, 2024 totaled $1.1 million.

Fiscal Year 2025 Outlook

The Company has reiterated its revenue guidance for fiscal year 2025 to range between $60 million and $67 million.

SUBSEQUENT EVENTS

On February 3, 2025, the Company closed an offering of 5,937,100 Units (“Units”), each consisting of one share of common stock, par value $0.0001 per share, and one Class A warrant to purchase one share of common stock at a public offering price of $0.7832 per Unit, for gross proceeds of $4.6 million. The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The common stock and Class A warrants are immediately separable and were issued separately in this offering. Each Class A warrant was immediately exercisable for one share of common stock at an exercise price of $0.7832 per share (100% of the public offering price per Unit) and will expire on the fifth anniversary of the original issuance date. The offering resulted in a net proceeds of approximately $3.9 million, after deducting placement agent fees sand estimated offering expenses payable by the Company.

Subsequent to the close of the stock offering, the conversion price of the Debentures and the exercise price of the warrants issued in connection with the convertible note changed to $0.7832 pursuant to the Purchase Agreement. The number of Common Stock issuable increased to 2,106,742 shares from 330,000 shares.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

Caution Regarding Forward-Looking Statement

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact
Greg Chodaczek
Investor.relations@dih.com

DIH HOLDING US, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data, unaudited)

	As of December 31, 2024	As of March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,120	$3,225
Accounts receivable, net of allowances of $240 and $667, respectively	3,834	5,197
Inventories, net	7,962	7,830
Due from related party	6,333	5,688
Other current assets	4,909	5,116
Total current assets	24,158	27,056
Property, and equipment, net	714	530
Capitalized software, net	1,768	2,131
Other intangible assets, net	380	380
Operating lease, right-of-use assets, net	3,735	4,466
Other tax assets	152	267
Other assets	907	905
Total assets	$31,814	$35,735
Liabilities and Deficit
Current liabilities:
Accounts payable	$3,945	$4,305
Due to related party	10,213	10,192
Advance payments from customers	9,476	10,562
Current portion of deferred revenue	6,644	5,211
Employee compensation	3,937	2,664
Current maturities of convertible debt, at fair value	1,918	—
Current portion of long-term operating lease	1,331	1,572
Manufacturing warranty obligation	582	513
Accrued expenses and other current liabilities ($1,111 measured at fair value)	9,278	9,935
Total current liabilities	47,324	44,954
Notes payable - related party	8,648	11,457
Non-current deferred revenues	4,986	4,670
Long-term operating lease	2,443	2,917
Convertible debt, net of current maturities, at fair value	693	—
Deferred tax liabilities	221	112
Other non-current liabilities	5,381	4,171
Total liabilities	69,696	68,281
Commitments and contingencies
Deficit:
Preferred stock, $0.00001 par value; 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2024 and March 31, 2024	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 34,861,837 shares issued and outstanding at December 31, 2024; 34,544,935 shares issued and outstanding at March 31, 2024	3	3
Additional paid-in-capital	3,773	2,613
Accumulated deficit	(39,484)	(35,212)
Accumulated other comprehensive income (loss)	(2,174)	50
Total deficit	(37,882)	(32,546)
Total liabilities and deficit	$31,814	$35,735

DIH HOLDING US, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		For the Nine Months Ended December 31,
	2024	2023	2024	2023
Revenue	$15,094	$19,011	$50,216	$45,116
Cost of sales	7,858	8,611	23,968	23,911
Gross profit	7,236	10,400	26,248	21,205
Operating expenses:
Selling, general, and administrative expense	8,196	5,443	22,564	17,652
Research and development	1,786	1,659	5,341	4,681
Total operating expenses	9,982	7,102	27,905	22,333
Operating income (loss)	(2,746)	3,298	(1,657)	(1,128)
Other income (expense):
Interest expense	(25)	(185)	(186)	(460)
Other income (expense), net	(590)	237	(1,004)	(181)
Total other income (expense)	(615)	52	(1,190)	(641)
Income (loss) before income taxes	(3,361)	3,350	(2,847)	(1,769)
Income tax expense	367	381	1,425	659
Net Income (loss)	$(3,728)	$2,969	$(4,272)	$(2,428)

Net income (loss) per share, basic and diluted	$(0.11)	$0.12	$(0.12)	$(0.10)
Weighted average common shares outstanding, basic and diluted	34,645	25,000	34,578	25,000

DIH HOLDING US, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands, unaudited)

	Three Months Ended December 31,		For the Nine Months Ended December 31,
	2025	2023	2024	2023
Net Income (loss)	$(3,728)	$2,969	$(4,272)	$(2,428)
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments, net of tax of $0	(145)	636	(1,079)	876
Pension liability adjustments, net of tax of $0	(64)	(704)	(1,145)	(1,064)
Other comprehensive loss	(209)	(68)	(2,224)	(188)
Comprehensive income (loss)	$(3,937)	$2,901	$(6,496)	$(2,616)

DIH HOLDING US, INC. AND SUBSIDIARIES

CONDENSED COMBINED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

(in thousands, unaudited)

	For the Three Months Ended December 31,
	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, September 30, 2024	34,544,935	$3	$3,323	$(35,756)	$(1,965)	$(34,395)
Net loss	—	—	—	(3,728)	—	(3,728)
Other comprehensive loss, net of tax	—	—	—	—	(209)	(209)
Net transactions with parent	316,902	—	450	—	—	450
Balance, December 31, 2024	34,861,837	$3	$3,773	$(39,484)	$(2,174)	$(37,882)

	Shares(1)	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, September 30, 2023	25,000,000	$2	$(1,898)	$(32,166)	$(409)	$(34,471)
Net loss	—	—	—	2,969	—	2,969
Other comprehensive loss, net of tax	—	—	—	—	(68)	(68)
Balance, December 31, 2023	25,000,000	$2	$(1,898)	$(29,197)	$(477)	$(31,570)

	For the Nine Months Ended December 31,
	Common Stock
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, March 31, 2024	34,544,935	$3	$2,613	$(35,212)	$50	$(32,546)
Net loss	—	—	—	(4,272)	—	(4,272)
Out of period adjustment related to reverse recapitalization (Note 2)	—	—	710	—	—	710
Other comprehensive loss, net of tax	—	—	—	—	(2,224)	(2,224)
Stock Compensation	316,902	—	450	—	—	450
Balance, December 31, 2024	34,861,837	$3	$3,773	$(39,484)	$(2,174)	$(37,882)

	Shares(1)	Amount	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity (Deficit)
Balance, March 31, 2023	25,000,000	$2	$(1,898)	$(26,769)	$(289)	$(28,954)
Net loss	—	—	—	(2,428)	—	(2,428)
Other comprehensive loss, net of tax	—	—	—	—	(188)	(188)
Balance, December 31, 2023	25,000,000	$2	$(1,898)	$(29,197)	$(477)	$(31,570)

(1) All outstanding share and per-share amounts have been restated to reflect the reverse recapitalization as established in the Business Combination Agreement as described in Note 1 to the condensed consolidated financial statements.

DIH HOLDING US, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	For the Nine Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,272)	$(2,428)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	611	230
Provision for credit losses	(427)	(815)
Allowance for inventory obsolescence	(67)	705
Stock compensation	450	—
Pension contributions	(475)	(456)
Pension expense	238	201
Change in fair value of convertible debt and warrant liability	1,193	—
Foreign exchange (gain) loss	(241)	181
Noncash lease expense	1,263	1,165
Noncash interest expense	—	19
Deferred and other noncash income tax (income) expense	257	(237)
Changes in operating assets and liabilities:
Accounts receivable	1,762	1,298
Inventories	(106)	(2,186)
Due from related parties	(1,079)	(294)
Due to related parties	100	1,910
Other assets	114	(2,540)
Operating lease liabilities	(1,275)	(1,352)
Accounts payable	(336)	1,484
Employee compensation	1,276	(603)
Other liabilities	157	205
Deferred revenue	1,819	807
Manufacturing warranty obligation	75	189
Advance payments from customers	(1,036)	4,992
Accrued expense and other current liabilities	(849)	702
Net cash provided by (used in) operating activities	(848)	3,177
Cash flows from investing activities:
Purchases of property and equipment	(444)	(135)
Net cash used in investing activities	(444)	(135)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	2,809	—
Payment on convertible debt	(471)	—
Payments on related party notes payable	(3,156)	(4,543)
Net cash used in financing activities	(818)	(4,543)
Effect of currency translation on cash and cash equivalents	5	5
Net decrease in cash, and cash equivalents, and restricted cash	(2,105)	(1,496)
Cash, cash equivalents and restricted cash - beginning of period	3,225	3,175
Cash, cash equivalents and restricted cash- end of period	$1,120	$1,679

Supplemental disclosure of cash flow information:
Interest paid	$218	$442
Income tax paid	$15	$—
Supplemental disclosure of non-cash investing and financing activity:
Accounts payable settled upon reverse recapitalization	$710	$—